EXHIBIT 23 - A CONSENT OF ERNST & YOUNY LLP

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Security Banc Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated January 11, 1996, with respect to the consolidated financial statements of Security Banc Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP

Columbus, Ohio

July 12, 1996